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EXHIBIT 4.7

 MEDIMMUNE, INC.,

as Issuer

THE BANK OF NEW YORK,

as Trustee

Up to $575,000,000 Aggregate Principal Amount of

1% Convertible Senior Notes due 2023

INDENTURE

Dated as of July 15, 2003

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ii

EXHIBIT A	Form of Security
EXHIBIT B	Form of Restrictive Legend for shares of Common Stock Issued Upon Conversion
EXHIBIT C	Form of Purchase Notice
EXHIBIT D	Form of Change in Control Purchase Notice

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        INDENTURE dated as of July 15, 2003 between MEDIMMUNE, INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

        Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 1% Convertible Senior Notes due 2023:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

        Section 1.1.    Definitions.

        "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agent Members" has the meaning set forth in Section 2.1(b).

        "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

        "Bankruptcy Law" means Title 11 of the United States Code, or any similar federal or State law for the relief of debtors.

        "Bid Solicitation Agent" has the meaning set forth in Section 2.3.

        "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

        "Board Resolution" means a resolution of the Board of Directors.

        "Business Day" means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in The City of New York are required or authorized by law or regulation to close.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity issued by that Person.

        "Cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

        "Certificated Securities" means Securities that are in substantially the form attached hereto as Exhibit A and that do not include the information called for by footnotes 1 and 3 thereof.

        "Change in Control" has the meaning set forth in Section 5.1(a).

        "Change in Control Company Notice" has the meaning set forth in Section 5.1(b).

        "Change in Control Measurement Date" has the meaning set forth in Section 5.1(a)

        "Change in Control Purchase Date" has the meaning set forth in Section 5.1(a).

        "Change in Control Purchase Notice" has the meaning set forth in Section 5.1(c).

        "Change in Control Purchase Price" has the meaning set forth in Section 5.1(a).

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Equity" of any Person means Capital Stock of such Person that is generally entitled to vote in the election of directors of such person.

        "Common Stock" means the common stock, $0.01 par value per share, of the Company as that stock exists on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed.

        "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.

        "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, an Executive Vice President or a Senior Vice President.

        "Contingent Interest" has the meaning set forth in the Securities.

        "Contingent Interest Measurement Period" has the meaning set forth in the Securities.

        "Contingent Interest Period" has the meaning set forth in the Securities.

        "Contingent Payment Regulations" has the meaning set forth in Section 13.1.

        "Continuing Director" means a Director who either (i) was a member of the Company's Board of Directors on July 10, 2003 or (ii) becomes a member of the Company's Board of Directors after July 10, 2003 and whose appointment or election or nomination for election by the Company's stockholders is duly approved by a majority of the Continuing Directors on the Company's Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Company's Board of Directors in which such individual is named as a nominee for Director.

        "Conversion Agent" has the meaning set forth in Section 2.3.

        "Conversion Date" has the meaning set forth in Section 12.2(b).

        "Conversion Notice" has the meaning set forth in Section 12.2(b).

        "Conversion Price" means, at any time, $1,000 divided by the Conversion Rate in effect at such time rounded to two decimal places (rounded up if the third decimal place thereof is 5 or more and otherwise rounded down).

        "Conversion Rate" means initially 14.6671 shares per $1,000 principal amount of Securities, subject to adjustment as set forth herein.

        "Conversion Value" means, at any time, the amount equal to the product of the Sale Price at such time multiplied by the then current Conversion Rate.

        "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at 101 Barclay Street, 8th Floor West, New York, NY 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

        "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

        "Default" means, when used with respect to the Securities, any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Depositary" means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

        "Director" means a member of the Board of Directors.

        "distributed assets" has the meaning set forth in Section 12.3(d).

        "DTC" means The Depository Trust Company, a New York limited-purpose trust company.

        "Event of Default" has the meaning set forth in Section 8.1.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Ex-Dividend Date" means, with respect to any issuance or distribution on shares of Common Stock, the first Trading Day on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

        "Fair Market Value" has the meaning set forth in Section 12.3(f).

        "Global Securities" means Securities that are in substantially the form attached hereto as Exhibit A and that include the information called for by footnotes 1 and 3 thereof and that are deposited with the Depositary or its custodian and registered in the name of, the Depositary or its nominee.

        "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

        "Indebtedness" has the meaning set forth in Section 2.14.

        "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.

        "Initial Purchasers" mean Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC.

        "Interest Payment Date" has the meaning set forth in the Securities.

        "Issue Date" of any Security means the date on which such Security was originally issued or deemed issued as set forth on the face of the Security.

        "Legal Holiday" means any day other than a Business Day.

        "Liquidated Damages" has the meaning set forth in the Registration Rights Agreement. All references herein or in the Securities to interest accrued or payable as of any date shall include any Liquidated Damages accrued or payable as of such date as provided in the Registration Rights Agreement.

        "Market Price" means with respect to the Securities, as of any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Bid Solicitation Agent (which shall initially be the Trustee) for $10,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such date of determination from three nationally recognized securities dealers (none of which shall be an Affiliate of the Company) selected by the Company, which may include either of the Initial Purchasers, provided, that if at least three such bids cannot be reasonably obtained by the Bid Solicitation Agent, but two bids are obtained, then the average of the two bids shall be used; provided, however, if (a) the Bid Solicitation Agent, through the exercise of reasonable efforts, is unable to obtain at least two bids for $10,000,000 principal amount of Securities from nationally recognized securities dealers, or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such date of determination, then the Market Price of a Security for such date of determination shall equal (1) the Conversion Rate in effect as of such date of determination multiplied by (2) the Sale Price of a share of Common Stock on such date of determination;

        "Measurement Period" means a period of 30 consecutive Trading Days ending on the last Trading Day of a calendar quarter; the first such Measurement Period being the 30 consecutive Trading Days ending on the last Trading Day of the fiscal quarter ending September 30, 2003.

        "Nasdaq National Market" means the Nasdaq National Market of The Nasdaq Stock Market, Inc.

        "Non-Electing Share" has the meaning set forth Section 12.4.

        "Note Measurement Period" has the meaning set forth in Section 12.1(a)(ii).

        "Notice of Default" has the meaning set forth in Section 8.1.

        "NYSE" means The New York Stock Exchange, Inc.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller, the Secretary, any Assistant Treasurer or Assistant Secretary of the Company.

        "Officers' Certificate" means a written certificate containing the information specified in Sections 14.4 and 14.5, signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, an Executive Vice President or a Senior Vice President and delivered to the Trustee. An Officers' Certificate given pursuant to Section 6.3 shall be signed by the principal financial or accounting Officer of the Company and one other Officer.

        "Opinion of Counsel" means a written opinion containing the information specified in Sections 14.4 and 14.5, from legal counsel. The counsel may be an employee of, or counsel to, the Company.

        "outstanding" when used with reference to the Securities has the meaning set forth in Section 2.8.

        "Paying Agent" has the meaning set forth in Section 2.3.

        "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

        "Publicly Traded Securities" means, with respect to any Change in Control, any and all shares (including ordinary shares or American Depositary Receipts), interests, participations, or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of any Person, and any rights (other that debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person, that are traded on a national securities exchange or quoted on the Nasdaq National Market System or which will be so traded or quoted when issued or exchanged in connection with such Change in Control.

        "Purchase Agreement" means the Purchase Agreement dated as of July 10, 2003 among the Company and the Initial Purchasers.

        "Purchase Date" has the meaning set forth in Section 4.1(a).

        "Purchase Notice" has the meaning set forth in Section 4.1(c).

        "Purchase Price" has the meaning set forth in Section 4.1(a).

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Record Date" has the meaning set forth in Section 12.3(f)(ii).

        "Redemption Date" means, when used with respect to any Security to be redeemed, the date fixed for redemption pursuant to this Indenture.

        "Redemption Price" has the meaning set forth in Section 3.1.

        "Reference Period" has the meaning set forth in Section 12.3(d).

        "Registrar" has the meaning set forth in Section 2.3.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 15, 2003, between the Company and the Initial Purchasers.

        "Regular Record Date" has the meaning set forth in the Securities.

        "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president or assistant treasurer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

        "Restricted Certificated Security" means a Certificated Security which is a Transfer Restricted Security.

        "Restricted Global Security" means a Global Security that is a Transfer Restricted Security.

        "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

        "Sale Price" of one share of Common Stock on any date means the closing per share sale price of such Common Stock, as applicable (or, if no closing sale price is reported, the average of the bid and ask prices or, if there is more than one bid or ask price, the average of the average bid and the average ask prices), on such date as reported in composite transactions on the Nasdaq National Market or, if the principal market for the Common Stock is a national or regional securities exchange, as reported in composite transactions on the principal U.S. securities exchange on which the Common Stock is then traded. In the absence of such a quotation, the Company shall be entitled to make a good faith determination of the Sale Price on the basis it considers appropriate.

        "SEC" means the United States Securities and Exchange Commission.

        "Security" or "Securities" means any of the Company's 1% Convertible Senior Notes due 2023 issued under this Indenture.

        "Securities Act" means the United States Securities Act of 1933, as amended.

        "Special Record Date" has the meaning set forth in the Securities.

        "Spin-Off" has the meaning set forth in Section 12.3(d).

        "Stated Maturity", when used with respect to any Security, means July 15, 2023.

        "Subsidiary" means any Person of which at least a majority of the outstanding voting stock shall at the time directly or indirectly be owned by the Company or by one or more Subsidiaries thereof or by the Company and one or more Subsidiaries.

        "TIA" means the United States Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

        "Trading Day" means (a) a day on which trading in securities occurs on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market, on the principal national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, the principal market on which the Common Stock is then traded or (b) if the Common Stock is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

        "Transfer Certificate" has the meaning set forth in Section 2.12(f)(i).

        "Transfer Restricted Common Stock" shall have the meaning set forth in Section 2.12(f)(v).

        "Transfer Restricted Security" has the meaning set forth in Section 2.12(f)(i).

        "Trigger Event" has the meaning set forth in Section 12.3(d)(iv).

        "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

        "Unrestricted Certificated Security" means a Certificated Security that is not a Transfer Restricted Security.

        "Unrestricted Global Security" means a Global Security that is not a Transfer Restricted Security.

        Section 1.2.    Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

        "Commission" means the SEC.

        "indenture securities" means the Securities.

        "indenture security holder" means a Securityholder.

        "indenture to be qualified" means this Indenture.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor" on the indenture securities means the Company.

        All other TIA terms used but not defined in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

        Section 1.3.    Rules of Construction.

        Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles generally accepted in the United States as in effect from time to time;

          (c) "or" is not exclusive;

          (d) "including" means including, without limitation; and

          (e) words in the singular include the plural, and words in the plural include the singular.

        Section 1.4.    Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 14.2. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority, if it so states. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The principal amount and serial number of any Security and the ownership of Securities shall be proved by the register maintained by the Registrar for the Securities.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II

THE SECURITIES

        Section 2.1.    Form and Dating.

        The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

        (a)    Restricted Global Securities.    All of the Securities are being offered and sold to QIBs in reliance on Rule 144A and shall be issued initially in the form of one or more Restricted Global

Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of Cede & Co., as nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

        (b)    Global Securities in General.    Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall initially represent the aggregate amount of outstanding Securities stated thereon, but that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases and conversions of such Securities.

        Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

        Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or (B) impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

        (c)    Certificated Securities.    Certificated Securities will be issued only under the limited circumstances provided in Section 2.12(a)(i).

        Section 2.2.    Execution and Authentication.

        The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

        A Security bearing the manual or facsimile signature of an individual who was at the time of the execution of the Security an Officer shall bind the Company, notwithstanding that such individual has ceased to hold such office(s) prior to the authentication and delivery of such Securities or did not hold such office(s) at the date of authentication of such Securities.

        No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

        The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $500,000,000 (up to $575,000,000 aggregate principal amount if the Initial Purchasers' option set forth in the Purchase Agreement is exercised in full) upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 14.4 and Section 14.5). Subject to the preceding sentence, at any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the

Trustee for authentication. Except as otherwise provided in this Article II, the Trustee shall thereupon authenticate and make available for delivery said Securities to or upon Company Order. The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in this paragraph except as provided in Section 2.7. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive and shall be fully protected in relying upon:

          (a) a copy of the Board Resolution in or pursuant to which the terms and form of the Securities were established, the issuance and sale of the Securities was authorized, this Indenture was authorized and specified Officers were authorized to establish the form and determine the terms of the Securities and the form of this Indenture, to execute the Securities and this Indenture on behalf of the Company and to take any other necessary actions relating thereto and evidence of any actions taken by authorized Officers pursuant to that Board Resolution, each certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or taken by any authorized Officer and to be in full force and effect as of the date of such certificate;

          (b) an Officers' Certificate delivered in accordance with Sections 14.4 and 14.5; and

          (c) an Opinion of Counsel delivered in accordance with Sections 14.4 and 14.5.

        The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

        The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any multiple of $1,000.

        Section 2.3.    Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent.

        The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for redemption, purchase or payment ("Paying Agent"), an office or agency where Securities may be presented for conversion ("Conversion Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall also appoint a bid solicitation agent ("Bid Solicitation Agent") for purposes of obtaining secondary market bid quotations for determining Market Prices of the Securities. Pursuant to Section 6.5, the Company will at all times maintain a Registrar, Paying Agent, Conversion Agent, and Bid Solicitation Agent and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, New York City. The Registrar shall keep a register of the Securities and of their transfer and exchange.

        The Company may have one or more co-registrars, one or more additional paying agents, one or more additional conversion agents and one or more additional Bid Solicitation Agents. The term Registrar includes any additional Registrar, including any named pursuant to Section 6.5. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 6.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 6.5.

        The Company shall enter into an appropriate limited agency agreement with any Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or co-registrar (in each case, if such Person is a Person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or Bid Solicitation

Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 9.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar. None of the Company or any Subsidiary or any Affiliate of any of them may act as Bid Solicitation Agent.

        The Company hereby initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent in connection with the Securities.

        Section 2.4.    Paying Agent to Hold Cash in Trust.

        Except as otherwise provided herein, prior to 10:00 a.m., New York City time, on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent Cash (in immediately available funds if deposited on the due date). The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all Cash held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company, a Subsidiary or an Affiliate of any of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.

        The Company at any time may require a Paying Agent to pay all Cash held by it to the Trustee, and to account for any funds disbursed by it, and the Trustee may at any time during the continuance of any such default, upon the written request to the Paying Agent, require such Paying Agent to forthwith pay to the Trustee all Cash so held in trust. Upon doing so, the Paying Agent shall have no further liability for the Cash.

        The Company shall have no obligation to redeem or purchase any Securities pursuant to a sinking fund or analogous requirement.

        Section 2.5.    Securityholder Lists.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

        Section 2.6.    Transfer and Exchange.

        (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to the Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate, each in the form included in Exhibit A attached hereto and in form satisfactory to the Registrar and each duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained for such purpose pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any transfer or exchange shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

        Neither the Company, the Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (ii) any Securities in respect of which a Purchase Notice or a Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or (iii) any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

        All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

          (b) Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

          (c) Each Holder of a Security agrees to indemnify the Company, the Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        Section 2.7.    Replacement Securities.

        If (a) any mutilated Security is surrendered to the Company, the Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, the Registrar or the Trustee that such Security has been acquired by a bona fide or protected purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article III or purchased by the Company pursuant to Article IV or V, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

        Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Registrar) connected therewith.

        Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

        The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

        Section 2.8.    Outstanding Securities; Determinations of Holders' Action.

        Securities outstanding at any time are all the Securities authenticated by the Trustee, except for those cancelled by it, those paid, redeemed or purchased pursuant to Section 2.7, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

        A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however,that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination.

        If a Security is replaced pursuant to Section 2.7, the replaced Security ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide or protected purchaser unaware that such Security has been replaced.

        If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 10:00 a.m., New York City time, on the Stated Maturity or a Redemption Date or on the Business Day immediately following a Purchase Date or a Change in Control Purchase Date, as the case may be, Cash or securities, if permitted hereunder, sufficient to pay Securities payable, then immediately after such Stated Maturity, Redemption Date, Purchase Date or Change in Control Purchase Date, as the case may be, such Securities shall cease to be outstanding and interest (including Contingent Interest, if any) and Liquidated Damages, if any, on such Securities shall cease to accrue.

        If a Security is converted in accordance with Article XII, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and interest (including Contingent Interest, if any) and Liquidated Damages, if any, on such Security shall cease to accrue.

        Section 2.9.    Temporary Securities.

        Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

        If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

        Section 2.10.    Cancellation.

        All Securities surrendered for payment, purchase by the Company pursuant to Articles IV or V, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article XII. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

        Section 2.11.    Persons Deemed Owners.

        Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, Redemption Price, Purchase Price or Change in Control Purchase Price, and interest, including

Contingent Interest, if any, and Liquidated Damages, if any, on, the Security, for the purpose of receiving Common Stock upon conversion and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

        Section 2.12.    Additional Transfer and Exchange Requirements.

         (a)  Transfer and Exchange of Global Securities.

            (i)  Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if it at any time ceases to be a "clearing agency" registered under the Exchange Act, if so required by applicable law or regulation and a successor Depositary is not appointed by the Company within 90 days, (y) the Company decides to discontinue use of the system of book-entry transfer through DTC (or any successor depositary) or (z) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary that the Trustee discontinue the use of the system of book-entry transfer through the Depositary. In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

           (ii)  Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (b)  Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

         (x)  to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

         (y)  to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

            (i)  shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.6; and

           (ii)  in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

            (A)  if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

            (B)  if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A, or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

            (C)  if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 pursuant to and in compliance with an exemption from the registration requirements under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and if the Company or the Registrar so requests, a customary Opinion of Counsel, certificates and other information reasonably acceptable to the Company and the Registrar to the effect that such transfer does not require registration under the Securities Act.

         (c)  Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

            (i)  if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate); or

           (ii)  if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary Opinion of Counsel, certificates and other information reasonably acceptable to the Company and the Register to the effect that such transfer does not require registration under the Securities Act, the Registrar shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

         (d)  Transfer of a Beneficial Interest in an Unrestricted Global Security for a Beneficial Interest in a Restricted Global Security. Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a Restricted Global Security (it being understood that only QIBs may own beneficial interests in Restricted Global Securities). Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in an Unrestricted Global Security and a certification from the Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A, in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically).

        The Registrar shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

         (e)  Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.12(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities or interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

           (x)  to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security, or

           (y)  to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security;

provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

            (i)  shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to Section 2.6(a);

           (ii)  in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

            (A)  if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

            (B)  if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Registrar so requests, a customary Opinion of Counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer does not require registration under of the Securities Act;

          (iii)  in the case of a Restricted Certificated Security to be transferred for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification to the effect (in substantially the form set forth in the Transfer Certificate) that the Holder reasonably believes the Transferee is a QIB;

          (iv)  in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents; and

          (v)   in the case of a Restricted Certificated Security to be exchanged for a beneficial interest in a Restricted Global Security, such request need not be accompanied by any additional information or documents;

          (vi)  in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification to the effect (in substantially the form set forth in the Transfer Certificate) that the Holder reasonably believes the transferee is a QIB.

        (f)    Legends.

          (i)    Except as permitted by the following paragraphs (ii), (iii) and (vi), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to Exhibit A attached hereto (each a "Transfer Restricted Security"), for so long as it is required by this Indenture to bear such legend. Each Transfer Restricted Security shall have attached thereto a certificate (a "Transfer Certificate") in substantially the form called for by footnote 5 to Exhibit A attached hereto.

          (ii)   Upon any sale or transfer of a Transfer Restricted Security (x) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (y) pursuant to Rule 144 or (z) pursuant to an effective registration statement under the Securities Act:

            (A)  in the case of any Restricted Certificated Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.12(e)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.12; and

            (B)  in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, however, that such Unrestricted Global Security shall continue to be subject to the provisions of

    Section 2.12(a)(ii); and provided, further, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.12.

          (iii)  Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (i) above, the Company shall execute, and the Trustee shall authenticate and deliver, Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

          (iv)  After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the Holder of a Restricted Global Security or a Restricted Certificated Security, remove any restriction of transfer on such Security, and the Company shall execute, and the Trustee shall authenticate and deliver, Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

          (v)   Until the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act or a transfer pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act, the shares of Common Stock issued upon conversion of the Securities ("Transfer Restricted Common Stock") shall bear the legend in substantially the form called for by Exhibit B attached hereto.

        (g)    Transfers to the Company.    Nothing contained in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be cancelled in accordance with Section 2.10.

        Section 2.13.    CUSIP Numbers.

        The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

        Section 2.14.    Ranking.

        The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute a senior unsecured general obligation of the Company, ranking equally with other existing and future senior unsecured Indebtedness of the Company and ranking senior in right of payment to any future Indebtedness of the Company that is expressly made subordinate to the Securities by the terms of such Indebtedness.

        For purposes of this Section 2.14 only, "Indebtedness" means, without duplication, the principal or face amount of:

        (a)   all obligations for borrowed money;

        (b)   all obligations evidenced by notes or other similar instruments;

        (c)   all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

        (d)   all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

        (e)   all obligations as lessee which are capitalized in accordance with generally accepted accounting principles; and

        (f)    all Indebtedness of others guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

ARTICLE III
REDEMPTION

        Section 3.1.    The Company's Right to Redeem; Notice to Trustee.

        Prior to July 15, 2006, the Securities will not be redeemable at the Company's option. Beginning on July 15, 2006, the Company, at its option, may redeem the Securities in accordance with this Article III for Cash at any time as a whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of Securities to be redeemed plus any accrued and unpaid interest, including Contingent Interest, if any, and Liquidated Damages, if any, on those Securities to, but not including, the Redemption Date (the "Redemption Price").

        In the event that the Company elects to redeem the Securities on a date that is on or after any Regular Record Date but before the corresponding Interest Payment Date, the Company shall be required to pay any accrued and unpaid interest, including Contingent Interest, if any, and Liquidated Damages, if any, to the same Holder to whom the Company pays the principal of such Security regardless of whether such Holder was the registered Holder on the Regular Record Date immediately preceding such Redemption Date.

        If the Company elects to redeem Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price. The Company shall give this notice to the Trustee (together with an Officers' Certificate stating that all conditions precedent to such redemption have been complied with) by a Company Order at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

        Section 3.2.    Selection of Securities to Be Redeemed.

        If fewer than all of the outstanding Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate.

        Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

        Securities and portions of Securities that are to be redeemed are convertible by the Holder until 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

        Section 3.3.    Notice of Redemption.

        At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

        The notice of redemption shall identify the Securities to be redeemed and shall state:

        (a)   the Redemption Date;

        (b)   the Redemption Price;

        (c)   the Conversion Rate;

        (d)   the name and address of the Paying Agent and Conversion Agent;

        (e)   that Securities called for redemption may be converted at any time prior to 5:00 p.m., New York City time, on the Business Day preceding the Redemption Date;

        (f)    that Holders who want to convert their Securities must satisfy the requirements set forth in Article XII;

        (g)   that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

        (h)   in the case of any Security redeemed in part, that the Holder of such Security will receive a new Security or Securities, of authorized denominations for the principal amount thereof remaining unredeemed;

        (i)    if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

        (j)    that, unless the Company defaults in making payment of such Redemption Price, interest and Liquidated Damages, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date;

        (k)   the CUSIP number(s) of the Securities; and

        (l)    any other information the Company wants to present.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least 15 Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3; provided, further, that the text of the notice of redemption shall be prepared by the Company.

        Section 3.4.    Effect of Notice of Redemption.

        Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price.

        Section 3.5.    Deposit of Redemption Price.

        Prior to 10:00 a.m., New York City time, on the applicable Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of Cash (in immediately available funds if deposited on the Redemption Date) sufficient to pay the aggregate Redemption Price of all Securities or portions thereof which are to be redeemed as of such Redemption Date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.

        If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Redemption Date, Cash sufficient to pay the Redemption Price of any Securities for which notice of redemption is given, then, on such Redemption Date, such Securities will cease to be outstanding and interest, including Contingent Interest, if any, and Liquidated Damages, if any, on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Securities).

        Section 3.6.    Securities Redeemed in Part.

        Any Certificated Security which is to be redeemed only in part shall be surrendered at the office of the Paying Agent and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to the unredeemed portion of the Security surrendered.

        Section 3.7.    Repayment to the Company.

        To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.5 exceeds the aggregate Redemption Price of the Securities or portions thereof which the Company is redeeming as of the Redemption Date, then, promptly after the Redemption Date, the Paying Agent shall return any such excess to the Company.

ARTICLE IV

PURCHASE OF SECURITIES
AT THE OPTION OF HOLDERS
ON SPECIFIC DATES

        Section 4.1.    Optional Put.

        (a)   On each of July 15, 2006, July 15, 2009, July 15, 2013 and July 15, 2019 (each, a "Purchase Date"), Holders shall have the option to require the Company to purchase the Securities at a purchase price in Cash equal to 100% of the principal amount of those Securities plus accrued and unpaid interest, including Contingent Interest, if any, and Liquidated Damages, if any, to, but not including, such Purchase Date (the "Purchase Price"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 4.1(c).

        (b)   No later than 20 Business Days prior to each Purchase Date, the Company shall deliver a written notice to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Purchase Notice to be completed by the Holder and shall briefly state:

          (i)    the date by which the Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the purchase right;

          (ii)   the Purchase Date;

          (iii)  the Purchase Price;

          (iv)  the name and address of the Paying Agent and the Conversion Agent;

          (v)   the Conversion Rate and any adjustments thereto;

          (vi)  that the Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article XII only if the Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (vii) that the Securities must be surrendered to the Paying Agent to collect payment;

          (viii) that the Purchase Price for any Security as to which a Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security;

          (ix)  the procedures the Holder must follow to exercise its put right under this Section 4.1;

          (x)   the conversion rights, if any, of the Securities;

          (xi)  the procedures for withdrawing a Purchase Notice;

          (xii) that, unless the Company defaults in making payment of such Purchase Price, interest, including Contingent Interest, if any, and Liquidated Damages, if any, on Securities surrendered for purchase by the Company will cease to accrue on and after the Purchase Date; and

          (xiii) the CUSIP number(s) of the Securities.

        At the Company's request, the Trustee shall give the notice of purchase right in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of purchase right must be given to the Holder in accordance with this Section 4.1(b); provided, further, that the text of the notice of purchase right shall be prepared by the Company.

        (c)   A Holder may exercise its right specified in Section 4.1(a) upon delivery of a written notice of purchase (a "Purchase Notice"), substantially in the form of Exhibit C hereto, to the Paying Agent at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding the relevant Purchase Date until 5:00 p.m., New York City time, on the fifth Business Day immediately preceding such Purchase Date, stating:

            (i)  the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued;

           (ii)  the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or a multiple of $1,000; and

          (iii)  that such Security shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

        The delivery of such Security to the Paying Agent with, or at any time after delivery of, the Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 4.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

        The Company shall purchase from the Holder thereof, pursuant to this Section 4.1, a portion of a Security, so long as the principal amount of such portion is $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

        Any purchase by the Company contemplated pursuant to the provisions of this Section 4.1 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

        Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 4.1(c) shall have the right to withdraw such Purchase Notice at any applicable time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.3.

        The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

        Section 4.2.    [Reserved].

        Section 4.3.    Effect of Purchase Notice.

        Upon receipt by the Paying Agent of the Purchase Notice specified in Section 4.1(c), the Holder of the Security in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Purchase Price with respect to such Security. Such Purchase Price shall be paid to such Holder, subject to receipt of Cash by the Paying Agent, promptly following the later of (a) the Purchase Date with respect to such Security (provided the conditions in Section 4.1(c) have been satisfied) and (b) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 4.1(c). Securities in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article XII on or after the date of the delivery of such Purchase Notice unless such Purchase Notice has first been validly withdrawn as specified in the following paragraph.

        A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date, specifying:

         (a)  the certificate number, if any, or the appropriate Depositary procedures, if applicable, of the Security in respect of which such notice of withdrawal is being submitted;

         (b)  the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

         (c)  the principal amount, if any, of such Security which remains subject to the original Purchase Notice and which has been or will be delivered for purchase by the Company.

        Section 4.4.    Deposit of Purchase Price.

        Prior to 10:00 a.m., New York City time, on the applicable Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of Cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price of all the Securities or portions thereof which are to be purchased on such Purchase Date.

        If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the Business Day immediately following the applicable Purchase Date, Cash sufficient to pay the Purchase Price of any Securities for which a Purchase Notice has been tendered and not withdrawn pursuant to Section 4.3, then, immediately after such Purchase Date, such Securities will cease to be outstanding and interest, including, Contingent Interest, if any, and Liquidated Damages, if any, on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Purchase Price upon delivery of such Securities).

        Section 4.5.    Securities Purchased in Part.

        Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

        Section 4.6.    Covenant to Comply With Securities Laws Upon Purchase of Securities.

        When complying with the provisions of Section 4.1 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

         (a)  comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act;

         (b)  file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act; and

         (c)  otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Article IV to be exercised in the time and in the manner specified therein.

        To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article IV, the Company's compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Article IV.

        Section 4.7.    Repayment to the Company.

        To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 4.4 exceeds the aggregate Purchase Price of the Securities or portions thereof which the

Company is obligated to purchase on the Purchase Date, then, promptly after the Purchase Date, the Paying Agent shall return any such excess to the Company.

ARTICLE V

PURCHASE AT THE OPTION OF HOLDERS
UPON A CHANGE IN CONTROL

        Section 5.1.    Change in Control Put.

         (a)  General. If a Change in Control occurs at any time prior to July 15, 2006, Holders shall have the option to require the Company to purchase the Securities at a purchase price in Cash equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, including Contingent Interest, if any, and Liquidated Damages, if any, on those notes to, but not including, the Change in Control Purchase Date (the "Change in Control Purchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in Section 5.1(c). The Change in Control Purchase Date must be within 60 days after the date of the mailing of the Change in Control Company Notice under Section 5.1(b) (the "Change in Control Purchase Date"). No Holder shall have the right to require the Company to repurchase its Securities under this Article V if a Change in Control occurs on or after July 15, 2006.

        A "Change in Control" is any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which any of the following occur:

            (i)  any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than the Company, its Subsidiaries or its employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act), of shares of the Company's voting stock representing 50% or more of the total voting power (directly or indirectly) of the Company's Common Equity;

           (ii)  the holders of the Company's Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture);

          (iii)  Continuing Directors cease to constitute at least a majority of the Company's Board of Directors;

          (iv)  the sale, lease or transfer of all or substantially all of the Company's assets and property to any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than a Subsidiary of the Company; or

           (v)  all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, cash, securities or other property; provided, however, that a transaction where holders of more than 50% of the total voting power (directly or indirectly) of all outstanding classes of the Company's stock immediately prior to such transaction own, directly or indirectly, more than 50% of the total voting power of all of the outstanding common voting equity of the continuing, successor, surviving or transferee entity immediately after such event shall not constitute a Change in Control under this Section 5.1(a)(v).

        Notwithstanding Section 5.1(a)(i), (ii), (iii), (iv) and (v) above, a Change in Control shall be deemed not to have occurred if either:

           (x)  the Sale Price of the Common Stock for any five Trading Days (whether or not consecutive) during the 10 consecutive Trading Day period ending on the last Trading Day prior to the later of (A) the occurrence of such Change in Control or (B) the date such Change in Control is publicly announced by the Company (such date, the "Change in Control Measurement Date") equals or exceeds 105% of the Conversion Price on the Change in Control Measurement Date; or

           (y)  (A) at least 90% of the total consideration (excluding, for purposes of such calculation, cash payments for fractional shares) paid in such transaction or transactions constituting such Change in Control consists of Publicly Traded Securities and (B) as a result of such transaction or transactions constituting such Change in Control the Securities become convertible into such Publicly Traded Securities.

         (b)  Notice of Change in Control. No later than 30 days after the occurrence of a Change in Control that occurs prior to July 15, 2006, the Company shall mail a written notice of Change in Control (the "Change in Control Company Notice") by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall briefly state, as applicable:

            (i)  the events causing a Change in Control and the date of such Change in Control;

           (ii)  that the Holder has a right to require the Company to purchase the Holder's Securities;

          (iii)  the date by which the Change in Control Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the Change in Control purchase right;

          (iv)  the Change in Control Purchase Date;

           (v)  the Change in Control Purchase Price;

          (vi)  the name and address of the Paying Agent and the Conversion Agent;

         (vii)  the Conversion Rate applicable on the Change in Control Company Notice Date;

        (viii)  that the Securities as to which a Change in Control Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article XII only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (ix)  that the Securities must be surrendered to the Paying Agent to collect payment;

           (x)  that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security;

          (xi)  the procedures the Holder must follow to exercise its put right under this Section 5.1;

         (xii)  the conversion rights, if any, of the Securities;

        (xiii)  the procedures for withdrawing a Change in Control Purchase Notice;

        (xiv)  that, unless the Company defaults in making payment of such Change in Control Purchase Price, interest, including Contingent Interest, if any, and Liquidated Damages, if any, on Securities surrendered for purchase by the Company will cease to accrue on and after the Change in Control Purchase Date; and

         (xv)  the CUSIP number(s) of the Securities.

        At the Company's request, the Trustee shall give the Change in Control Company Notice in the Company's name and at the Company's expense; provided, however, the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such Change in Control Company Notice must be given to the Holders in accordance with this Section 5.1(b); provided, further,that the text of the Change in Control Company Notice shall be prepared by the Company.

         (c)  Change in Control Purchase Notice. A Holder may exercise its right specified in Section 5.1 (a) upon delivery of a written notice (a "Change in Control Purchase Notice"), substantially in the form of Exhibit D hereto, to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the fifth Business Day immediately preceding the Change in Control Purchase Date, stating:

            (i)  the certificate number of the Security which the Holder will deliver to be purchased or the appropriate depositary procedures if Certificated Securities have not been issued;

           (ii)  the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or a multiple of $1,000; and

          (iii)  that such Security shall be purchased on the Change in Control Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

        The delivery of such Security to the Paying Agent with, or at any time after delivery of, the Change in Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 5.1 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

        The Company shall purchase from the Holder thereof, pursuant to this Section 5.1, a portion of a Security, so long as the principal amount of such portion is $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

        Any purchase by the Company contemplated pursuant to the provisions of this Section 5.1 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Security.

        Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 5.1(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 5.3.

        The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written notice of withdrawal thereof.

        Section 5.2.    [Reserved].

        Section 5.3.    Effect of Change in Control Purchase Notice.

        Upon receipt by the Paying Agent of the Change in Control Purchase Notice specified in Section 5.1(c), the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Security. Such Change in Control Purchase Price shall be paid to such Holder, subject to receipt of Cash by the Paying Agent, promptly following the later of (a) the Change in Control Purchase Date with respect to such Security (provided the conditions in Section 5.1 (c) have been satisfied) and (b) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 5.1(c). Securities in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article XII on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn as specified in the following paragraph.

        A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change in Control Purchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change in Control Purchase Date, specifying:

         (a)  the principal amount of the Security with respect to which such notice of withdrawal is being submitted;

         (b)  the certificate number, if any, or the appropriate Depository procedures, if applicable, of the Security in respect of which such notice of withdrawal is being submitted; and

         (c)  the principal amount, if any, of such Security which remains subject to the original Change in Control Purchase Notice and which has been or will be delivered for purchase by the Company.

        Section 5.4.    Deposit of Change in Control Purchase Price.

        Prior to 10:00 a.m., New York City time, on the applicable Change in Control Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of Cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof which are to be purchased on such Change in Control Purchase Date.

        If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the Business Day immediately following the applicable Change in Control Purchase Date, Cash sufficient to pay the Change in Control Purchase Price of any Securities for which a Change in Control Purchase Notice has been tendered and not withdrawn pursuant to Section 5.3, then, immediately after such Change in Control Purchase Date, such Securities will cease to be outstanding and interest, including Contingent Interest, if any, and Liquidated Damages, if any, on such Securities will cease to accrue, whether or not such Securities are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery of such Securities).

        Section 5.5.    Securities Purchased in Part.

        Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

        Section 5.6.    Covenant to Comply With Securities Laws Upon Purchase of Securities.

        When complying with the provisions of Section 5.1 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

         (a)  comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act;

         (b)  file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act; and

         (c)  otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Article V to be exercised in the time and in the manner specified therein.

        To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article V, the Company's compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under this Article V.

        Section 5.7.    Repayment to the Company.

        To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 5.4 exceeds the aggregate Change in Control Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Change in Control Purchase Date then, promptly after the Change in Control Purchase Date, the Paying Agent shall return any such excess to the Company.

ARTICLE VI

COVENANTS

        Section 6.1.    Payment of Securities.

        The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal amount, Redemption Price, Purchase Price and Change in Control Purchase Price and accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, shall be considered paid on the applicable date due if by 10:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, Cash sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest, including Contingent Interest, if any, and Liquidated Damages, if any, at the rate borne by the Securities per annum. All references in this Indenture or the Securities to interest shall be deemed to include without duplication Contingent Interest, if any, and Liquidated Damages, if any, payable pursuant to the Registration Rights Agreement.

        Payment of the principal of and interest, including Contingent Interest, if any, and Liquidated Damages, if any, on the Securities shall be in Cash except as otherwise provided herein.

        The Company shall pay interest, including Contingent Interest, if any, and Liquidated Damages, if any, on the Securities to the Person in whose name the Securities are registered at the close of business on the Regular Record Date next preceding the corresponding Interest Payment Date. Any such interest, including Contingent Interest, if any, and Liquidated Damages, if any, not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid (a) to the Person in whose name the Securities are registered at the close of business on a Special Record Date for the payment of such defaulted interest, including Contingent Interest, if any, and Liquidated Damages, if any, to be fixed by the Company, notice whereof will be given to the Holders not less than 10 days prior to such Special Record Date or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange.

        If a Security is redeemed pursuant to Article III hereof or the Holder elects to require the Company to purchase such Security pursuant to either Article IV or Article V hereof on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest, including Contingent Interest, if any, and Liquidated Damages, if any, accrued and unpaid on such Security to, but not including, the applicable Redemption Date, Purchase Date or Change in Control Purchase Date will be paid to the same Holder to whom the Company pays the principal of such Security regardless of whether such Holder was the registered Holder on the Regular Record Date immediately preceding the applicable Redemption Date, Purchase Date or Change in Control Purchase Date.

        Holders must surrender the Securities to the Paying Agent to collect payment of principal. Payment of interest, including Contingent Interest, if any, and Liquidated Damages, if any, on Certificated Securities will be made either by (i) check mailed to the address of the Person entitled thereto as such address appears in the Register or (ii) wire transfer of immediately available funds to an account designated by such Person. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

        Upon a determination by the Company that Holders will be entitled to receive Contingent Interest which will become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall deliver an Officer's Certificate to the Trustee setting forth the amount of such Contingent Interest per $1,000 principal amount of Securities and shall (i) issue a press release through a public medium as is customary for such a press release and (ii) publish such information on its website.

        Section 6.2.    SEC and Other Reports to the Trustee.

        The Company shall ensure delivery to the Trustee within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act in accordance with TIA Section 314(a); provided, however, that the Company need not provide the Trustee with any annual or quarterly reports, information, documents or other reports that are publicly available via the SEC's Electronic Data Gathering and Retrieval (EDGAR) System and the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with annual and quarterly reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

        Section 6.3.    Compliance Certificate.

        The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2003) an Officers' Certificate, stating whether or not to the knowledge of the signers thereof, the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace) and if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

        Section 6.4.    Further Instruments and Acts.

        Upon reasonable request of the Trustee, or as otherwise necessary, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

        Section 6.5.    Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent.

        The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, redemption, purchase or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. An office of the Trustee shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2 and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

        Section 6.6.    Delivery of Information Required Under Rule 144A.

        Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) the Company covenants and agrees that it shall, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities which continue to be Transfer Restricted Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof which continue to be Transfer Restricted Common Stock, the Company will make available the information required pursuant to Rule 144A(d)(4) under the Securities Act to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date on which the Securities and the Common Stock issuable upon conversion of the Securities have been registered under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

        Section 6.7.    Waiver of Stay, Extension or Usury Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Purchase Price or Change in Control Purchase Price in respect of Securities, or any interest, including Contingent Interest, if any, and Liquidated Damages, if any, on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

        Section 6.8.    Statement by Officers as to Default.

        The Company shall deliver to the Trustee, as soon as practicable and in any event within five Business Days after the Company becomes aware of the occurrence of any Default or Event of Default or, an Officers' Certificate setting forth the details of such Default or Event of Default and the action which the Company proposes to take with respect thereto.

ARTICLE VII

SUCCESSOR CORPORATION

        Section 7.1.    When Company May Merge or Transfer Assets.

        The Company shall not consolidate with, merge with or into, or sell, assign, convey, transfer or lease its properties and assets substantially as an entirety (computed on a consolidated basis) to any Person, unless:

         (a)  either (i) the Company is the surviving entity or (ii) the successor or transferee (the "successor corporation") is a corporation organized and existing under the laws of the United States, any State thereof, or the District of Columbia;

         (b)  the resulting, surviving or transferee Person expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

         (c)  immediately after giving effect to such transaction, no Default shall exist; and

         (d)  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or assignment and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article VII and that all conditions precedent herein provided for relating to such transaction have been satisfied.

        Section 7.2.    Successor Corporation Substituted

        Upon any consolidation with or merger into any corporation, or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 7.1, the successor corporation formed by such consolidation or which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and in the case of a conveyance, transfer, or lease of the properties and assets of the Company substantially as an entirety, the Company shall be irrevocably released from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.

ARTICLE VIII

DEFAULTS AND REMEDIES

        Section 8.1.    Events of Default.

        So long as any Securities are outstanding, each of the following shall be an "Event of Default":

         (a)  the Company defaults in the payment of the principal amount with respect to the Securities, when the same become due and payable;

         (b)  the Company defaults in the payment of any accrued and unpaid interest, including Contingent Interest, if any, and Liquidated Damages, if any, in each case, when due and payable, and continuance of such default for a period of 30 days;

         (c)  the Company defaults in its obligation to pay the Redemption Price for any Security, or any portion thereof, called for redemption by the Company pursuant to and in accordance with Article III;

         (d)  the Company defaults in its obligation to pay the Purchase Price or the Change in Control Purchase Price, as applicable, with respect to any Security, or any portion thereof, upon the exercise by the Holder of such Holder's right to require the Company to purchase such Securities pursuant to and in accordance with Article IV or V, as applicable;

         (e)  the Company fails to comply with any of its agreements or covenants in the Securities or this Indenture (other than those referred to in clause (a) through (d) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default (defined below);

          (f)  the Company pursuant to or under or within the meaning of any Bankruptcy Law:

            (i)  commences a voluntary case or proceeding;

           (ii)  consents to the entry of any order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

          (iii)  consents to the appointment of a Custodian of it or for any substantial part of its property;

          (iv)  makes a general assignment for the benefit of its creditors;

           (v)  files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

          (vi)  consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

         (g)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (i)  is for relief against the Company in an involuntary case or proceeding;

           (ii)  appoints a Custodian of the Company or for any substantial part of its property; or

    (iii)
    orders the winding up or liquidation of the Company,

        and the order or decree remains unstayed and in effect for 90 consecutive days.

        A Default under clause (e) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (e) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

        Section 8.2.    Acceleration.

        If an Event of Default (other than an Event of Default specified in Section 8.1(f) or (g)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount plus accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately.

        If an Event of Default specified in Section 8.1 (f) or (g) occurs and is continuing, the principal amount plus accrued and unpaid interest (including Contingent Interest, if any) and Liquidated Damages, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

        The Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount plus accrued and unpaid interest, including Contingent Interest, if any, and Liquidated Damages, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 9.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        Section 8.3.    Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal amount plus accrued and unpaid interest, including Contingent Interest, if any, and Liquidated Damages, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

        The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

        Section 8.4.    Waiver of Past Defaults.

        Subject to Sections 8.7 and 11.2, the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except:

          (a)   an Event of Default in the payment of the principal of or interest, including Contingent Interest, if any, on, or any Liquidated Damages with respect to, any Security or the payment of any applicable Purchase Price, Change in Control Purchase Price or Redemption Price; or

          (b)   a Default of the Company's obligation to deliver Common Stock upon conversion with respect to any Security; or

          (c)   a Default in respect of any provision of this Indenture or the Securities, which, under Section 11.2, cannot be amended or modified without the consent of each Securityholder affected thereby.

        When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 8.4 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

        Section 8.5.    Control by Majority.

        The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity or security satisfactory to it. This Section 8.5 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

        Section 8.6.    Limitation on Suits.

        A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (a)   the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (b)   the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

          (c)   such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d)   the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

          (e)   the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

        A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

        Section 8.7.    Rights of Holders to Receive Payment or to Convert.

        Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, including Contingent Interest, if any, and Liquidated Damages, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and in this Indenture, and to convert such Securities in accordance with Article XII, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected adversely without the consent of such Holder.

        Section 8.8.    Collection Suit by Trustee.

        If an Event of Default described in Section 8.1(a), (b), (c), (d) or (e) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and the amounts provided for in Section 9.7.

        Section 8.9.    Trustee May File Proofs of Claim.

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, including Contingent Interest, if any, and Liquidated Damages, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a)   to file and prove a claim for the whole amount of the principal amount, Redemption Price, Purchase Price, Change in Control Purchase Price, or interest, including Contingent Interest, if any, and Liquidated Damages, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the

  Trustee, its agents and counsel or any other amounts due the Trustee under Section 9.7) and of the Holders allowed in such judicial proceeding, and

          (b)   to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7.

        Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        Section 8.10.    Priorities.

          (a)   If the Trustee collects any money pursuant to this Article VIII, it shall pay out the money in the following order:

        FIRST: to the Trustee for amounts due under Section 9.7;

        SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, including Contingent Interest, if any, and Liquidated Damages, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

        THIRD: the balance, if any, to the Company.

        The Company may fix a record date and payment date for any payment to Securityholders pursuant to this Section 8.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

        Section 8.11.    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.7 or a suit by Holders of more than 10% in aggregate principal amount of the

Securities at the time outstanding. This Section 8.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

        Section 8.12.    Restoration of Rights and Remedies.

        If the Trustee or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE IX

TRUSTEE

        Section 9.1.    Duties of Trustee.

          (a)   If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)   Except during the continuance of an Event of Default:

      (i)
      the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

      (ii)
      in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 9.1(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          (c)   The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

      (i)
      this Section (c) does not limit the effect of Section (b) of this Section 9.1;

      (ii)
      the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

      (iii)
      the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

Subparagraphs (c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA, respectively, and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

          (d)   Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 9.1.

          (e)   The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity or security satisfactory to it against any loss, liability or expense.

          (f)    Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

        Section 9.2.    Rights of Trustee.

        Subject to its duties and responsibilities under Section 9.1 and under the TIA,

          (a)   the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b)   whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

          (c)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (d)   the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

          (e)   the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;

          (f)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

          (g)   any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (h)   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

          (i)    the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

          (j)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder; and

          (k)   the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

        Section 9.3.    Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or

co-registrar may do the same with like rights. However, the Trustee must comply with Sections 9.10 and 9.11.

        Section 9.4.    Trustee's Disclaimer.

        The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in any registration statement for the Securities under the Securities Act or in any offering document for the Securities, this Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

        Section 9.5.    Notice of Defaults.

        If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 8.1(a), (b), (c), (d), or (e), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Securityholders and provided, further, that in the case of any Default described in Section 8.1(b), no such notice shall be given to Holders until at least 30 days after the occurrence thereof. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

        Section 9.6.    Reports by Trustee to Holders.

        Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

        A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities and Common Stock are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

        Section 9.7.    Compensation and Indemnity.

        The Company agrees to:

          (a)   pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

        (b)   reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct or bad faith; and

        (c)   fully indemnify the Trustee, any predecessor Trustee and each of their directors and officers for, and to hold each of them harmless against, any and all loss, damage, claim, liability, cost or expense (including reasonable attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or willful misconduct or bad faith on the part of the Person so indemnified, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any powers or duties hereunder, or in connection with enforcing the provisions of this Section 9.7.

        The Trustee shall notify the Company promptly of any claim for which it may seek indemnity hereunder and of which a Responsible Officer has actually received written notice; provided, that a failure to notify shall not relieve the Company of its obligations hereunder except to the extent the Company is materially prejudiced by such failure. The Trustee shall have the right to employ one separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Company shall pay the reasonable fees and expenses of such separate counsel; provided, however, that the Trustee may only employ such separate counsel at the expense of the Company if in the reasonable judgment of the outside counsel to the Trustee (i) a conflict of interest exists by reason of common representation or (ii) there are legal defenses available to the Trustee that are different from or are in addition to those available to the Company or if all parties commonly represented do not agree as to the action (or inaction) of counsel.

        To secure the Company's payment obligations in this Section 9.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount, Redemption Price, Purchase Price, Change in Control Purchase Price or interest, including Contingent Interest, if any, and Liquidated Damages, if any, as the case may be, on particular Securities.

        The Company's payment obligations pursuant to this Section 9.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 8.1(f) or (g), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

        Section 9.8.    Replacement of Trustee.

        The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 9.8. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

        (a)   the Trustee fails to comply with Section 9.10;

        (b)   the Trustee is adjudged bankrupt or insolvent, or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

        (c)   a receiver or public officer takes charge of the Trustee or its property; or

        (d)   the Trustee otherwise becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 9.7.

        If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition at the expense of the Company any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 9.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Section 9.9.    Successor Trustee by Merger.

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or company, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

        Section 9.10.    Eligibility; Disqualification.

        The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing contained herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

        Section 9.11.    Preferential Collection of Claims Against Company.

        The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE X

DISCHARGE OF INDENTURE

        Section 10.1.    Discharge of Liability on Securities.

        When (a) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.7) for cancellation or (b) all outstanding Securities have become due and payable (whether at the Stated Maturity or upon acceleration, or on any Redemption Date, or with respect to any Purchase Date or Change in Control Purchase Date, or upon conversion) and the Company deposits with the Paying Agent Cash, or, with respect to conversion, the Company deposits shares of Common Stock with the Conversion Agent, sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 9.7, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

        Notwithstanding the discharge of this Indenture, Article XIII shall survive until the Securities have been paid in full.

        Section 10.2.    Repayment to the Company.

        The Trustee and the Paying Agent shall return to the Company upon written request any Cash held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the Cash must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such Cash for that period commencing after the return thereof.

ARTICLE XI

AMENDMENTS

        Section 11.1.    Without Consent of Holders.

        The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder to:

        (a)   add to the covenants of the Company for the benefit of the Holders of Securities;

        (b)   surrender any right or power herein conferred upon the Company by the Indenture;

        (c)   provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII;

        (d)   increase the Conversion Rate or reduce the Conversion Price; provided, however, that such increase in the Conversion Rate or reduction in the Conversion Price, as the case may be, is in accordance with the terms of this Indenture or shall not adversely affect the interests of the Holders of Securities;

        (e)   provide for a successor Trustee with respect to the Securities;

        (f)    add any additional Events of Default with respect to all or any of the Securities;

        (g)   secure the Securities;

        (h)   supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the discharge of the Securities, provided that such change or modification does not adversely affect the interests of the Holders of the Securities;

        (i)    make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action does not adversely affect the interests of the Holders of Securities in any material respect;

        (j)    cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action does not adversely affect the interests of the Holders of Securities;

        (k)   add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which would not adversely affect the interests of the Holders of Securities; and

        (l)    comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

        Section 11.2.    With Consent of Holders.

        Except as provided below in this Section 11.2, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent or affirmative vote of the Holders of not less than a majority of the principal amount of the Securities at the time outstanding.

        Without the written consent or the affirmative vote of each Holder of Securities affected thereby (in addition to the written consent or the affirmative vote of the Holders of at least a majority of the principal amount of the Securities at the time outstanding), an amendment or waiver under this Section 11.2 may not:

        (a)   change the maturity of the principal amount of or the payment date of any installment of interest, including Contingent Interest, if any, or Liquidated Damages, if any, on, any Security;

        (b)   reduce the principal amount of, or rate of interest, including Contingent Interest, if any, or Liquidated Damages, if any, on, or the Redemption Price, Purchase Price or Change in Control Purchase Price of, any Security;

        (c)   change the currency of payment of principal amount of, or interest, including Contingent Interest, if any, or Liquidated Damages, if any, on, or the Redemption Price, Purchase Price or Change in Control Purchase Price of, any Security from U.S. Dollars;

        (d)   alter the manner of calculation or rate of accrual of Contingent Interest or Liquidated Damages on any Security;

        (e)   impair the right of any Holder to institute suit for the enforcement of any purchase of, payment on or with respect to, or conversion of, any Security, including any payment on or after the Stated Maturity of the Securities, in the case of redemption, on or after the Redemption Date, or in the case of repayment at the option of the Holder, on or after the Purchase Date or Change in Control Purchase Date;

        (f)    modify the obligation of the Company to maintain an agency in The City of New York pursuant to Section 6.5;

        (g)   adversely affect the right of Holders of the Securities to convert such Securities as provided in Article XII;

        (h)   adversely affect the right of Holders of the Securities to require the Company to purchase such Securities as provided in Articles IV and V;

        (i)    modify the optional redemption provisions of Article III in a manner that adversely affects the Holders of the Securities;

        (j)    reduce the percentage of the principal amount of the outstanding Securities the written consent or affirmative vote of whose Holders is required to take specific actions under the Indenture;

        (k)   reduce the percentage of the principal amount of the outstanding Securities the written consent or affirmative vote of whose Holders is required for any waiver of any past Default provided for in this Indenture; or

        (l)    modify any of (a)-(k) above.

        It shall not be necessary for the consent of the Holders under this Section 11.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment under this Section 11.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

        Nothing contained in this Section 11.2 shall impair the ability of the Company and the Trustee to amend this Indenture or the Securities without the consent of any Securityholder to provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII.

        Section 11.3.    Compliance with Trust Indenture Act.

        Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

        Section 11.4.    Revocation and Effect of Consents, Waivers and Actions.

        Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

        Section 11.5.    Notation on or Exchange of Securities.

        Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XI may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

        Section 11.6.    Trustee to Sign Supplemental Indentures.

        The Trustee shall sign any supplemental indenture authorized pursuant to this Article XI if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 9.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

        Section 11.7.    Effect of Supplemental Indentures.

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE XII

CONVERSION

        Section 12.1.    Conversion Privilege.

        (a)   Subject to and upon compliance with the provisions of this Article XII, a Holder of a Security shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 or a multiple of $1,000) of such Security into shares of Common Stock at the Conversion Rate in effect on the date of conversion only as follows:

            (i)  during any calendar quarter (beginning with the calendar quarter ending December 31, 2003) if the Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) in the Measurement Period of the immediately preceding fiscal quarter exceeds 120% of the Conversion Price in effect on the last Trading Day of such Measurement Period (in the event that the Conversion Price on such last Trading Day of such Measurement Period is not the same as the Conversion Price in effect for each of the Trading Days in such Measurement Period, the Conversion Agent shall make such adjustments as directed in writing by the Company in determining whether the foregoing condition has been met). The Conversion Agent shall, on behalf of the Company, determine at the end of each applicable period whether the Securities shall be convertible as a result of the occurrence of an event specified in this clause (i) and, if the Securities shall be so convertible, the Conversion Agent shall promptly deliver to the Company and the Trustee written notice thereof;

           (ii)  during the five-Business Day period following the tenth Business Day occurring after the last Trading Day of any nine consecutive Trading Day period (the "Note Measurement Period") in which the Market Price of a Security for each day of such Note Measurement Period was less than 95% of the Conversion Value on each day of such Note Measurement Period; provided, however, that a Holder shall not have the right to convert any Security pursuant to this Section 12.1(a)(ii) after July 15, 2019 if on any Trading Day during such Note Measurement Period the Sale Price was more than the then-current Conversion Price and less than 120% of the then-current Conversion Price. The Bid Solicitation Agent shall have no obligation to determine the Market Price of a Security unless requested by the Company and the Company shall not be obligated to make such a request to the Bid Solicitation Agent unless and until a Holder provides the Company with reasonable evidence that the Market Price of a Security would be less than 95% of the Conversion Value on Trading Day. Upon the Company's receipt of the reasonable evidence described in the previous sentence, the Company shall be obligated to instruct the Bid Solicitation Agent to determine the Market Price of a Security on each Trading Day during the period beginning on the first Trading Day following the date of such instruction and ending on the Trading Day on which the Market Price of a Security equals or exceeds 95% of the Conversion Value of such Trading Day.

          (iii)  at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Redemption Date, if such Security has been called for redemption pursuant to Article III hereof; or

          (iv)  as provided in Section 12.1(b).

        Whenever the Securities shall become convertible pursuant to this Section 12.1, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the Holders in writing of the event triggering such convertibility in the manner provided in Section 14.2, and the Company shall also publicly announce such information and publish it on the Company's website. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

        (b)   In addition, in the event that:

            (i)

            (A)  the Company distributes to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days, shares of Common Stock at less than the Sale Price of the Common Stock on the Trading Day immediately preceding the declaration for such distribution; or

            (B)  the Company distributes to all holders of Common Stock cash or other assets, debt securities or rights to purchase the Company's securities, which distribution has a per share value as determined by the Board of Directors of the Company exceeding 15% of the Sale Price of the Common Stock on the Trading Day immediately preceding the declaration for such distribution;

  then, in each case, the Company must notify, in writing, Holders of Securities of the occurrence of such an event at least 20 days prior to the Ex-Dividend Date for any such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or the date of announcement by the Company that the distribution will not take place. Notwithstanding the foregoing, a Holder may not exercise the foregoing right to convert if such Holder may participate in the distribution without conversion.

           (ii)  the Company becomes party to a consolidation, merger or binding share exchange pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, a Holder may surrender the Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of the transaction. If the Company becomes party to a consolidation, merger or binding share exchange pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, then at the effective time of the transaction, the right to convert the Securities into Common Stock shall be changed into a right to convert such Securities into the kind and amount of cash, securities or other property which the Holder would have received if the Holder had converted such Securities immediately prior to the transaction. If the transaction occurs prior to July 15, 2006 and also constitutes a Change in Control, the Holder shall have the rights set forth in Article V above.

        Section 12.2.    Conversion Procedure; Conversion Rate; Fractional Shares.

        (a)   Subject to Section 12.2(b), each Security shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. Subject to Section 12.2(b), the Security will be converted into shares of Common Stock at the Conversion Rate therefore.

        No payment or adjustment shall be made in respect of accrued and unpaid interest, including accrued and unpaid Contingent Interest, if any, and accrued and unpaid Liquidated Damages, if any, on a converted Security, except as described in Section 12.9 hereof.

        The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Securities, but instead shall, subject to Section 12.3(g) hereof, make a Cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Sale Price of the Common Stock on the last Trading Day prior to the date of conversion.

        Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising such Holder's option to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with Sections 4.3 or 5.3 hereof, as the case may be, prior to the close of business on the Business Day immediately preceding the applicable Purchase Date or Change in Control Purchase Date, as the case may be.

        (b)   Before any Holder of a Security shall be entitled to convert the same into Common Stock, such Holder shall, in the case of Global Securities, comply with the procedures of the Depositary in effect at that time, and in the case of Certificated Securities, (i) complete and manually sign the irrevocable conversion notice on the back of the Security (the "Conversion Notice") (or complete and manually sign a facsimile of such notice) and deliver such Conversion Notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (ii) with respect to Certified Securities, surrender the Securities to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (iv) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements is the conversion date (the "Conversion Date"). As soon as practicable, but in no event later than the fifth Business Day following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 12.1.

        If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Security (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Security, or to such Holder's nominee or nominees, certificates (other than in the case of Holders of Securities in book-entry form with the Depositary, which shares shall be delivered in accordance with the Depositary customary practices) for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together with Cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register; provided, that in the case of issuances of Common Stock described in the next succeeding paragraph, such issuances shall be made in accordance with the provisions of such paragraph.

        If shares of Common Stock to be issued upon conversion of a Transfer Restricted Security are to be issued in the name of a Person other than the Holder of such Transfer Restricted Security, such Holder must deliver to the Conversion Agent a certification in substantially the form set forth in a Transfer Certificate dated the date of surrender of such Transfer Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Transfer Restricted Security. The Company shall not be required to issue Common Stock upon conversion of any such Transfer Restricted Security to a Person other than the Holder if such Transfer Restricted Security is not so accompanied by a properly completed certification, and the Registrar shall not be required to register Common Stock upon conversion of any such Transfer Restricted Security in the name of a Person other than the Holder if such Transfer Restricted Security is not so accompanied by a properly completed certification.

        (c)   A Security shall be deemed to have been converted as of the close of business on the Conversion Date, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date. A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Section 12.2. Upon conversion, all obligations under the Securities so converted will be deemed satisfied, including with respect to any accrued and unpaid interest, including Contingent Interest, if any, and Liquidated Damages, if any.

        (d)   In case any Certificated Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 12.8 hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Certificated Securities.

        Section 12.3.    Adjustment of Conversion Rate.

        The Conversion Rate shall be adjusted from time to time as follows:

        (a)   In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend or make a distribution exclusively in shares of Common Stock or its other Capital Stock to all holders of its outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the date next following the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:

            (i)  the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on such Record Date fixed for such determination and the total number of shares constituting such dividend or other distribution; and

           (ii)  the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date fixed for such determination.

        Such increase shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination. For the purpose of this Section 12.3(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

        If any dividend or distribution of the type described in this Section 12.3(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

        (b)   In case the Company shall, at any time or from time to time while any of the Securities are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case the Company shall, at any time or from time to time while any of the Securities are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased. In each such case, the Conversion Rate shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination. Such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. For the purpose of this Section 12.3(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

        (c)   In case the Company shall, at any time or from time to time while any of the Securities are outstanding, issue to all holders of its shares of Common Stock rights or warrants (other than pursuant to a shareholders' rights plan), exercisable for a period expiring within 60 days after the date of such issuance, entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock), at a price per share (or having a conversion, exchange or exercise price per share) less than the Sale Price of the Common Stock on the Record Date fixed for determination of stockholders entitled to receive such rights or warrants (treating the conversion, exchange or exercise price per share of the securities convertible into or exchangeable or exercisable for Common Stock as equal to the quotient of (x) the sum of (i) the price for a unit of the security convertible into or exchangeable or exercisable for Common Stock and (ii) any additional consideration initially payable upon the conversion, exchange or exercise of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately after such Record Date by a fraction:

            (i)  the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible, exchangeable or exercisable securities so offered are convertible, exchangeable or exercisable); and

           (ii)  the denominator of which shall be the number of shares of Common Stock outstanding on such Record Date, plus the number of shares (or convertible, exchangeable or exercisable securities) which the aggregate offering price of the total number of shares (or convertible, exchangeable or exercisable securities) so offered for subscription or purchase (or the aggregate conversion, exchange or exercise price of the convertible securities so offered) would purchase at the Sale Price of the Common Stock on the Trading Day immediately preceding the Record Date

  (determined by multiplying such total number of shares so offered by the exercise price of such rights or warrants and dividing the product so obtained by such Sale Price).

        Such adjustment shall become effective immediately after the opening of business on the day following such Record Date.

        To the extent that shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration if other than Cash, to be determined in good faith by the Board of Directors of the Company. For the purpose of this Section 12.3(c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

        (d)   (i) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock, evidences of its indebtedness or other non-Cash assets, including rights and warrants to subscribe for or purchase any of its securities, but excluding (x) any rights or warrants referred to in Section 12.3(c), (y) rights issued under the Company's shareholders' rights plan and (z) dividends and distributions paid exclusively in Cash (such evidence of its indebtedness, other non-Cash assets or rights and warrants being distributed hereinafter in this Section 12.3(d) called the "distributed assets") in an aggregate amount per share of Common Stock that, combined with the aggregate amount of any other such distributions to all holders of Common Stock made within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 12.3(d) has been made, exceeds 15% of the Sale Price of the Common Stock on the Trading Day immediately preceding the declaration of such distribution, then, in each such case, subject to the other provisions of this Section 12.3(d), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

            (A)  the numerator of which shall be the Sale Price of the Common Stock on such Record Date; and

            (B)  the denominator of which shall be such Sale Price of the Common Stock on such Record Date, less the Fair Market Value on such Record Date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Record Date) (determined as provided in Section 12.3(f)).

        Such increase shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution; provided, however, that, if (a) the Fair Market Value of the portion of the distributed assets so distributed applicable to one share of Common Stock is equal to or greater than the Sale Price of the Common Stock on the Record Date or (b) the Sale Price of the Common Stock on the Record Date is greater than the Fair Market Value of such distributed assets or Securities by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of assets, evidences of indebtedness, or rights or warrants comprising such dividend or distribution the Holder would have received had such Holder converted such Securities immediately prior to such Record Date.

           (ii)  In the event that

            (A)  such dividend or distribution is not so paid or made to all holders of shares of Common Stock on such Record Date, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared, and

            (B)  such dividend or distribution is not so paid or made to a Holder upon conversion of any Security in accordance with the provisions of the Company described in the proviso contained in the last sentence of Section 12.3(d)(i) above, then the Conversion Rate applicable to such Holder upon conversion of such Security shall be the Conversion Rate which would then be in effect if the proviso contained in the last sentence of Section 12.3(d)(i) above had not applied to such dividend or distribution.

          (iii)  In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company's Subsidiaries (a "Spin-Off"), the Fair Market Value of the securities to be distributed shall equal the average of the closing sale prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth Trading Day of those securities after the effectiveness of the Spin-Off. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities.

          (iv)  Rights or warrants distributed by the Company (other than rights issued under the Company's shareholders' rights plan) to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"), (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and (z) are also issued in respect of future issuances of shares of Common Stock shall be deemed not to have been distributed for purposes of this Section 12.3(d) (and no adjustment to the Conversion Rate under this Section 12.3(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof).

        In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding paragraph) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 12.3(d):

            (A)  in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or purchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or Purchase Price received by a holder of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or purchase; and

            (B)  in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

          (v)   For purposes of this Section 12.3(d) and Sections 12.3(a), 12.3(b) and 12.3(c), any dividend or distribution to which this Section 12.3(d) is applicable that also includes (x) shares of Common Stock, (y) a subdivision or combination of shares of Common Stock to which Section 12.3(b) applies or (z) rights or warrants to subscribe for or purchase shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock to which Section 12.3(c) applies (or any combination thereof), shall be deemed instead to be:

            (A)  a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision or combination or such rights or warrants or securities convertible into or exercisable or exchangeable for Common Stock to which Sections 12.3(a), 12.3(b) and 12.3(c) apply, respectively (and any Conversion Rate increase required by this Section 12.3(d) with respect to such dividend or distribution shall then be made), immediately followed by

            (B)  a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants or securities convertible into or exercisable or exchangeable for Common Stock (and any further Conversion Rate increase required by Sections 12.3(a), 12.3(b) and 12.3(c) with respect to such dividend or distribution shall then be made), except:

               (1)  the Record Date of such dividend or distribution shall be substituted as (x) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "Record Date fixed for such determinations" and "Record Date" within the meaning of Section 12.3(a), (y) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 12.3(b), and (z) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants," "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 12.3(c); and

               (2)  any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 12.3(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

        (e)   In case the Company shall, at any time or from time to time while any of the Securities are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its shares of Common Stock, Cash (excluding any Cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.4 applies), then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business of such Record Date by a fraction:

            (A)  the numerator of which shall be equal to the Sale Price of the Common Stock on the Record Date; and

            (B)  the denominator of which shall be equal to the Sale Price of the Common Stock on such date, less an amount equal to the per share amount of Cash to be distributed.

        (f)    For purposes of this Article XII, the following terms shall have the meanings indicated:

            (i)  "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction (as determined in good faith by the Board of Directors, whose good faith determination shall be conclusive).

           (ii)  "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any Cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of Cash, securities or other property, the date fixed for determination of stockholders entitled to receive such Cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

        (g)   The Company shall be entitled at its election to make such additional increases in the Conversion Rate, in addition to those required by Sections 12.3(a), (b), (c), (d) and (e), as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States federal income tax purposes.

        (h)   To the extent permitted by applicable law, the Company may, from time to time, increase the Conversion Rate by any amount for any period of time, if such period is at least 20 days, or such longer period as may be required by law, the Board of Directors determines that the increase in the Conversion Rate is in the best interest of the Company, and the increase is irrevocable during the period. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Securities maintained by the Registrar, at least 15 days prior to the date the increased Conversion Rate takes effect, a notice of the increase stating the increased Conversion Rate and the period during which it will be in effect.

        (i)    In any case in which this Section 12.3 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in Section 12.5) issuing to the Holder of any Securities converted after such Record Date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

        (j)    All calculations under this Section 12.3 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 12.3, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% of such rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such rate. Any adjustments under this Section 12.3 shall be made successively whenever an event requiring such an adjustment occurs.

        (k)   In the event that at any time, as a result of an adjustment made pursuant to this Section 12.3, the Holder of any Securities thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the Securities originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (j) of this Section 12.3, and the provision of Sections 12.1, 12.2 and 12.4 through 12.9 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the good faith determination of the Board of Directors as to any such adjustment shall be conclusive.

        (l)    Notwithstanding anything in this Section 12.3 to the contrary, no adjustment to the Conversion Rate will be made in respect to any payment, distribution or other transaction referred to above if the Company makes proper provision so that each Holder who thereafter converts Securities is entitled to receive, upon that conversion, the same amount and kind of assets or other property that the Holder would have received if the Holder had converted Securities into Common Stock at the relevant time.

        (m)  No adjustment shall be made pursuant to this Section 12.3:

            (i)  upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

           (ii)  upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

          (iii)  upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in (iii) above and outstanding as of the Issue Date;

          (iv)  upon or with respect to a purchase of shares of the Common Stock by the Company, including, without limitation, purchases made with the proceeds of the sale of Securities;

           (v)  (y) in the event rights issued pursuant to the Company's shareholders' rights plan detach from the Common Stock and become separately tradeable or (z) upon exercise of such rights by holders thereof and issuance of securities as a consequence thereof;

          (vi)  for a change in the par value of the Common Stock; or

         (vii)  for accrued and unpaid interest, including Contingent Interest, if any, and Liquidated Damages, if any.

        Section 12.4.    Consolidation or Merger of the Company.

        If any of the following events occurs, namely:

        (a)   any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

        (b)   any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which all of the holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or any combination thereof) with respect to or in exchange for all of their Common Stock; or

  (c)
  any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other person;

as a result of which all of the holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or any combination thereof) with respect to or in exchange for all of their Common Stock, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that the Holder's right to convert a Security into Common Stock shall be changed to a right to convert a Security into the kind and amount of shares of stock and other securities or property or assets (including Cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Securities been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, Cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if the kind or amount of securities, Cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 12.4, the kind and amount of securities, Cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XII. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

        The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

        The above provisions of this Section 12.4 shall similarly apply to successive reclassifications, changes, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

        If this Section 12.4 applies to any event or occurrence, Section 12.3 shall not apply.

        Section 12.5. Notice of Adjustment.

        Whenever an adjustment in the Conversion Rate with respect to the Securities is required:

        (a)   the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

        (b)   a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 14.2 hereof. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

        Section 12.6.    Notice in Certain Events.

        In case:

        (a)   of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company; or

        (b)   of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

        (c) of any action triggering an adjustment of the Conversion Rate referred to in clauses (y) or (z) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Securities in the manner provided in Section 14.2 hereof, at least 15 days prior to the applicable date hereinafter specified, a notice stating:

          (y) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants or other securities triggering an adjustment to the Conversion Rate pursuant to this Article XII, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants or other securities are to be determined, or

          (z) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up described under clauses (a), (b) and (c) of Section 12.4 that changes a Holder's right to convert its Common Stock to a right to convert into another kind and amount of securities or other property or assets is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger sale, conveyance, dissolution, liquidation or winding up.

        Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (a), (b) or (c) of this Section 12.6.

        Section 12.7.    Company To Reserve Stock: Registration; Listing.

        (a) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Securities then outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single Holder). The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 12.8, taxes with respect to the issue thereof.

        (b) If any shares of Common Stock which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will use its commercially reasonable efforts to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be quoted on the Nasdaq National Market, the Company will use its commercially reasonable efforts, if permitted by the rules of the Nasdaq National Market, to quote and keep quoted all Common Stock issuable upon conversion of the Securities, and the Company will use its commercially reasonable efforts to list the shares of Common Stock required to be delivered upon conversion of the Securities prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

        Section 12.8.    Taxes on Conversion.

        The issue of stock certificates on conversion of Securities shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

        Section 12.9.    Conversion After Record Date.

        Except as provided in this Section 12.9, a converting Holder of Securities shall not be entitled to receive any accrued and unpaid interest, including Contingent Interest, if any, and Liquidated Damages, if any, on any such Securities being converted. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable or payable upon conversion in accordance with this Article XII, any accrued and unpaid interest, including Contingent Interest, if any, and Liquidated Damages, if any, on such Securities will be deemed to have been paid in full. If any Securities are surrendered for conversion subsequent to the Record Date preceding an Interest Payment Date but on or prior to such Interest Payment Date, the Holder of such Securities at the close of business on such Record Date shall receive the interest payable on such Security on such Interest Payment Date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any Record Date preceding any Interest Payment Date to the close of business on such Interest Payment Date shall be accompanied by payment from converting Holders, for the account of the Company, in New York Clearing House funds, or other funds of an amount equal to the interest payable on such Interest Payment Date on the Securities being surrendered for conversion; provided that no such payment is required if (a) the Company has specified a Redemption Date during such period, (b) the Company has specified a Change in Control Purchase Date during such period or (c) any overdue interest (including any overdue Contingent Interest and any overdue Liquidated Damages) exists at the time of the conversion with respect to the Securities converted, but only to the extent of the amount of such overdue interest, overdue Contingent Interest or overdue Liquidated Damages.

        Except as provided in this Section 12.9, no adjustments in respect of payments of interest, including Contingent Interest, if any, and Liquidated Damages, if any, on Securities surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Securities.

        Section 12.10.    Company Determination Final.

        Any determination that the Company or the Board of Directors must make pursuant to this Article XII shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution.

        Section 12.11.    Responsibility of Trustee for Conversion Provisions.

        The Trustee has no duty to determine when an adjustment under this Article XII should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for any failure of the Company to comply with this Article XII. Each Conversion Agent other than the Company shall have the same protection under this Section 12.11 as the Trustee.

        The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

        Section 12.12.    Unconditional Right of Holders to Convert.

        Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article XII and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

ARTICLE XIII

TAX TREATMENT

        Section 13.1.    Tax Treatment.    The Company agrees, and by purchasing a beneficial ownership interest in a Security each Holder and each Person (including an entity) that acquires a direct or indirect beneficial interest in the Securities will be deemed to have agreed (i) for United States federal income tax purposes, to treat the Securities as indebtedness of the Company that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations"), (ii) for purposes of the Contingent Payment Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the Securities as a contingent payment, (iii) to be bound by the Company's determination that the Securities are contingent payment debt instruments subject to the "noncontingent bond method" of accruing original issue discount within the meaning of the Contingent Payment Regulations with respect to the Securities, (iv) to accrue original issue discount at the comparable yield as determined by the Company and (v) to be bound by the Company's projected payment schedule with respect to the Securities. The parties hereto acknowledge that the comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of interest accruals and adjustment thereof in respect of the Securities for United States federal income tax purposes; and that the comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the future stock price or the amounts payable on the Securities. For purposes of the foregoing, the Company's determination of the "comparable yield" is 4.13% per annum, compounded semiannually. A Holder of Securities may obtain the amount of original issue discount, issue date, comparable yield and projected payment schedule by submitting a written request to: MedImmune, Inc., 35 West Watkins Mill Road, Gaithersburg, Maryland 20878, Attention: Treasurer.

ARTICLE XIV

MISCELLANEOUS

        Section 14.1.    Trust Indenture Act Controls.    If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by TIA Section 318(c), such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

        Section 14.2.    Notices.    Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person, mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

    if to the Company:

    MedImmune, Inc.
    35 West Watkins Mill Road
    Gaithersburg, Maryland 20878
    Attn: Chief Financial Officer
    Facsimile No.: (240) 632-4054

if to the Trustee:

    The Bank of New York
    101 Barclay Street
    8th Floor West
    New York, NY 10286
    Attn: Corporate Trust Administration
    Facsimile No.: (212) 815-5707

        The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

        Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

        If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

        Section 14.3.    Communication by Holders with Other Holders.

        Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

        Section 14.4.    Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee, if the Trustee so requests:

          (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        Section 14.5.    Statements Required in Certificate or Opinion.

        Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (a) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (c) a statement that, in the opinion of each such person, he or she has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

        Section 14.6.    Separability Clause.

        In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 14.7.    Rules by Trustee, Paying Agent, Conversion Agent and Registrar.

        The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent, the Bid Solicitation Agent and the Paying Agent may make reasonable rules for their functions.

        Section 14.8.    Legal Holidays.

        If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

        Section 14.9.    Governing Law; Submission to Jurisdiction; Service of Process.

        This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

        The Company submits to the nonexclusive jurisdiction of the courts of the State of New York and the courts of the United States of America, in each case located in the Borough of Manhattan, The City of New York and State of New York over any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Securities. The Company waives any objection that it may have to the venue of any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Securities in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, City of New York and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, City of New York and State of New York, was brought in an inconvenient court and agrees not to plead or claim the same.

        Section 14.10.    No Recourse Against Others.

        No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

        Section 14.11.    Successors.

        All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

        Section 14.12.    Multiple Originals.

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

        Section 14.13.    Benefits of Indenture.

        Nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture or the Securities.

        IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

MEDIMMUNE, INC.
By:	/s/ TIMOTHY R. PEARSON Name: Timothy R. Pearson Title: Vice President, Treasurer and Secretary
THE BANK OF NEW YORK, AS TRUSTEE
By:	/s/ GEOVANNI BARRIS Name: Geovanni Barris Title: Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

        THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, FOR PURPOSES OF SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE OF THIS SECURITY IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT AT MATURITY; THE ISSUE DATE OF THIS SECURITY IS JULY 15, 2003; AND THE COMPARABLE YIELD FOR THE PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS 4.13% PER ANNUM, CALCULATED ON A SEMIANNUAL BOND EQUIVALENT BASIS. HOLDERS OF THIS SECURITY MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: MEDIMMUNE, INC., 35 WEST WATKINS MILL ROAD, GAITHERSBURG, MARYLAND 20878, ATTN: TREASURER.

        [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.

        THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

        [THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1)
This legend should be included only if the Security is a Global Security.

        (1)   REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

        (2)   AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY

        (A)  TO THE COMPANY OR ANY SUBSIDIARY THEREOF,

        (B)  PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

        (C)  TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, IF APPLICABLE, OR

        (D)  PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

        PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.(2)]

        [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)

(2)
This legend should be included only if the Security is a Transfer Restricted Security.

MEDIMMUNE, INC.

1% Convertible Senior Notes due 2023

No. 1	CUSIP:

        MEDIMMUNE, INC., a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to                         , or registered assigns, the principal amount of Five Hundred Million Dollars ($500,000,000.00) [, or such greater or lesser amount as is indicated in the records of the Trustee and the Depositary,](3) on July 15, 2023, and to pay interest thereon from July 15, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on January 15 and July 15 in each year (each, an "Interest Payment Date"), commencing on January 15, 2004, at the rate of 1% per annum, until the principal hereof is paid or made available for payment on July 15, 2023 or upon acceleration, or until such date on which the Securities are converted, redeemed or purchased as provided herein, and at the rate of 1% per annum on any overdue principal and on any overdue installment of interest and Liquidated Damages, if any. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which will be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding the corresponding Interest Payment Date (a "Regular Record Date"). Any such interest and Liquidated Damages, if any, not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid (a) to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee (a "Special Record Date"), notice whereof will be given to Holders not less than 10 days prior to such Special Record Date, or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

        Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: July 15, 2003	MEDIMMUNE, INC.
By:

Title:

(3)
This phrase should be included only if the Security is a Global Security.

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities referred to in the within-mentioned Indenture.

Dated: July 15, 2003	THE BANK OF NEW YORK, as Trustee
By:

Authorized Signatory

[FORM OF REVERSE OF SECURITY]

1% Convertible Senior Notes due 2023

        This Security is one of a duly authorized issue of 1% Convertible Senior Notes due 2023 (the "Securities") of MEDIMMUNE, INC., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the "Company"), issued under an Indenture, dated as of July 15, 2003 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.
Interest.

        Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

        In addition, the Company shall pay contingent interest ("Contingent Interest") to the Holders during any six-month period (a "Contingent Interest Period") from January 15 to July 14 and from July 15 to January 14, commencing July 15, 2006, if the average Market Price of a Security for the five Trading Day period (a "Contingent Interest Measurement Period") ending on the third Trading Day immediately preceding the first day of such Contingent Interest Period equals $1,200 (120% of the principal amount of a Security) or more.

        Upon a determination by the Company that Holders will be entitled to receive Contingent Interest which will become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall deliver an Officer's Certificate to the Trustee setting forth the amount of such Contingent Interest per $1,000 principal amount of Securities and shall issue a press release through a public medium as is customary for such a press release and shall publish such information on its website.

        The amount of Contingent Interest payable per $1,000 principal amount of Securities in respect of any Contingent Interest Period shall equal 0.175% of the average Market Price of a Security during the relevant Contingent Interest Measurement Period. Contingent Interest, if any, will accrue and be payable to Holders in the same manner as regular Cash interest as provided in Section 6.1 of the Indenture. Regular Cash interest will continue to accrue at the rate of 1% per year on the principal amount of the Securities whether or not Contingent Interest is paid.

        If this Security is redeemed pursuant to Section 5 of this Security or the Holder elects to require the Company to purchase this Security pursuant to Section 6 of this Security on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest (including Contingent Interest, if any) and Liquidated Damages, if any, accrued and unpaid hereon to, but not including, the applicable Redemption Date, Purchase Date or Change in Control Purchase Date will be paid to the same Holder to whom the Company pays the principal of such Security regardless of whether such Holder was the registered Holder on the Regular Record Date immediately preceding the applicable Redemption Date, Purchase Date or Change in Control Purchase Date.

        Interest, including Contingent Interest, if any, and Liquidated Damages, if any, on Securities converted after the close of business on a Regular Record Date but on or prior to the opening of business on the corresponding Interest Payment Date will be paid to the Holder of the Securities on the Regular Record Date but, upon conversion, the Holder must pay the Company the interest, including Contingent Interest, if any, and Liquidated Damages, if any, which have accrued and will be paid on such Interest Payment Date. No such payment need be made with respect to Securities which will be converted after a Regular Record Date and on or prior to the corresponding Interest Payment Date if (i) the Company has specified a Redemption Date during such period, (ii) the Company has specified a Change in Control Purchase Date during such period or (iii) any overdue interest (including any overdue Contingent Interest and any overdue Liquidated Damages) exists at the time of the conversion with respect to the Securities converted, but only to the extent of the amount of such overdue interest, overdue Contingent Interest or overdue Liquidated Damages.

        Any reference herein to interest accrued or payable as of any date shall include any Liquidated Damages accrued or payable on such date as provided in the Registration Rights Agreement.

2.
Method of Payment.

        Payment of the principal of and interest, including Contingent Interest, if any, and Liquidated Damages, if any, on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Holder must surrender the Securities to the Paying Agent to collect payment of principal. Payment of interest, including Contingent Interest, if any, and Liquidated Damages, if any, on Certificated Securities will be made by wire transfer of immediately available funds to the account specified by the Holder or, if no such account is specified, by check mailed to the address of the Person entitled thereto as such address appears in the Register. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments with respect to the Securities shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

3.
Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent.

        Initially, The Bank of New York will act as Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Registrar, Conversion Agent or Bid Solicitation Agent without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, The City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or Conversion Agent. Neither the Company nor any Subsidiary or any Affiliate of the Company may act as Bid Solicitation Agent.

4.
Indenture.

        The Securities are senior unsecured obligations of the Company limited to up to $575,000,000 aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.
Redemption at the Option of the Company.

        The Company may, at its option, redeem the Securities for Cash at any time as a whole, or from time to time in part, on or after July 15, 2006, at a redemption price equal to 100% of the principal amount of Securities to be redeemed plus any accrued and unpaid interest, including Contingent Interest, if any, and Liquidated Damages, if any, on those Securities to, but not including, the Redemption Date.

        Notice of redemption pursuant to this Section of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If Cash sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to 10:00 a.m., New York City time, on the Redemption Date, then on such Redemption Date interest, including Contingent Interest, if any, and Liquidated Damages, if any, cease to accrue on such

Securities or portions thereof. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in multiples of $1,000 of principal amount.

6.
Purchase By the Company at the Option of the Holder or Upon a Change in Control.

        Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on July 15, 2006, July 15, 2009, July 15, 2013 and July 15, 2019 in multiples of $1,000 at the Purchase Price. To exercise such right, a Holder shall deliver to the Paying Agent a Purchase Notice containing the information set forth in the Indenture, at any time from 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding the relevant Purchase Date until 5:00 p.m., New York City time, on the fifth Business Day immediately preceding such Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

        Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder upon a Change in Control of the Company that occurs prior to July 15, 2006 in multiples of $1,000 at the Change in Control Purchase Price. To exercise such right, a Holder shall deliver to the Paying Agent a Change in Control Purchase Notice containing the information set forth in the Indenture, at any time prior to 5:00 p.m., New York City time, on the fifth Business Day immediately preceding the Change in Control Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

        Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

        If Cash sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of all Securities or portions thereof to be purchased with respect to a Purchase Date or Change in Control Purchase Date, as the case may be, has been deposited with the Paying Agent, at 10:00 a.m., New York City time, on the Business Day immediately following the Purchase Date or Change in Control Purchase Date, as the case may be, then, immediately after the Purchase Date or Change in Control Purchase Date, as applicable, such Securities will cease to be outstanding and interest, including Contingent Interest, if any, and Liquidated Damages, if any, on such Securities will cease to accrue and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Change in Control Purchase Price upon surrender of such Security.

7.
Conversion.

        A Holder may only convert the Holder's Security upon satisfaction of one of the conditions described in Section 12(a)(i), (ii), (iii) and (iv) of the Indenture, subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Section 12.1 thereof), a Holder is entitled, at such Holder's option, to convert the Holder's Security (or any portion of the principal amount thereof that is $1,000 or a multiple of $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect on the date of conversion.

        The Company will notify Holders of any event triggering the right to convert the Securities as specified above in accordance with the Indenture.

        A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice, as the case may be, exercising the right of such Holder to require the Company to purchase such Security may be converted only if such Purchase Notice or Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

        The initial Conversion Rate is 14.6671 shares per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture.

        To surrender a Security for conversion, a Holder must, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities, (i) surrender the Security to the Conversion Agent, (ii) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents and (iv) pay all funds required, if any, relating to interest, including Contingent Interest, if any, or Liquidated Damages, if any, and any transfer or similar tax, if required.

        No fractional share of Common Stock shall be issued upon conversion of any Security. Instead, the Company shall pay a Cash adjustment as provided in the Indenture.

        No payment or adjustment will be made for accrued and unpaid interest, including Contingent Interest, if any, and Liquidated Damages, if any, or dividends on the shares of Common Stock, except as provided in the Indenture.

        If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination of the Company with another corporation as a result of which all the holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or a combination thereof) with respect to or in exchange for all of their Common Stock, (ii) reclassifies or changes the shares of Common Stock or (iii) conveys, transfers or leases its properties and assets as, or substantially as, an entirety to any person, the right to convert a Security into shares of Common Stock may be changed to a right to convert a Security into the kind and amount of shares of stock and other securities or property or assets (including Cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Holder converted its Security into Common Stock immediately prior to such transaction, in each case, in accordance with the Indenture.

8.
Denominations; Transfer; Exchange.

        The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

9.
Persons Deemed Owners.

        The registered Holder of this Security may be treated as the owner of this Security for all purposes.

10.
Unclaimed Money or Securities.

        The Trustee and the Paying Agent shall return to the Company upon written request any Cash or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.
Amendment; Waiver.

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent or affirmative vote of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities and (ii) certain Defaults may be waived with the written consent or affirmative vote of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities.

        Without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to (i) add to the covenants of the Company for the benefit of the Holders of Securities, (ii) surrender any right or power conferred upon the Company in the Indenture, (iii) provide for the assumption of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII of the Indenture, (iv) increase the Conversion Rate or reduce the Conversion Price; provided, however, that such increase in the Conversion Rate or reduction in the Conversion Price is in accordance with the terms of the Indenture or shall not adversely affect the interest of the Holders of Securities, (v) provide for a successor Trustee with respect to the Securities, (vi) add any additional Events of Default with respect to all or any of the Securities, (vii) secure the Securities, (viii) supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the discharge of the Securities, provided that such change or modification does not adversely affect the interests of the Holders of the Securities, (ix) make any changes or modifications necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause does not adversely affect the interests of the Holders of Securities in any material respect, (x) cure any ambiguity, correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under the Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Indenture; provided, however, that such action pursuant to this clause does not adversely affect the interests of the Holders of Securities, (xi) add or modify any other provisions in the Indenture with respect to matters or questions arising thereunder which the Company and the Trustee may deem necessary or desirable and which would not adversely affect the interests of the Holders of Securities, and (xii) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

12.
Defaults and Remedies.

        If any Event of Default other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company the principal of all the Securities shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

13.
Trustee Dealings with the Company.

        Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.
Calculations in Respect of Securities.

        The Company or its agents will be responsible for making all calculations called for under the Securities including, but not limited to, determination of the Market Price and Sale Price of the Securities, the number of shares of Common Stock issuable upon conversion and the amounts of interest, Contingent Interest, if any, and Liquidated Damages, if any, on the Securities. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

15.
No Recourse Against Others.

        No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or in this Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

16.
Authentication.

        This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

17.
Abbreviations.

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.
INDENTURE TO CONTROL; GOVERNING LAW.

        IN THE CASE OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS SECURITY AND THE INDENTURE, THE PROVISIONS OF THE INDENTURE SHALL CONTROL. THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to:

  MEDIMMUNE, INC.
  35 West Watkins Mill Road
  Gaithersburg, Maryland 20878
  Attn: Chief Financial Officer
  Facsimile No. (240) 632-4054

19.
Registration Rights.(4)

        The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of July 15, 2003, between the Company and the Initial Purchasers named therein, including the receipt of Liquidated Damages upon a registration default (as defined in such agreement).

(4)
This section shall be deleted from any Securities that are not Transfer Restricted Securities.

ASSIGNMENT FORM

        To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee's soc. sec. or tax ID no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:
Date:	(Sign exactly as your name appears on the other side of this Security)
Signature Guaranteed
Participant in a Recognized Signature Guarantee Medallion Program

By:	Authorized Signatory

CONVERSION NOTICE

To convert this Security into shares of Common Stock (or Cash or a combination of shares of Common Stock and Cash, if the Company so elects) of the Company, check the box ☐

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or a multiple of $1,000):

If you want the stock certificate made out in another person's name fill in the form below:

(Insert assignee's soc. sec. or tax ID no.)

(Print or type assignee's name, address and zip code)
Your Signature:
Date:	(Sign exactly as your name appears on the other side of this Security)
Signature Guaranteed
Participant in a Recognized Signature Guarantee Medallion Program

By:	Authorized Signatory

TRANSFER CERTIFICATE(5)

Re: 1% Convertible Senior Notes due 2023
(the "Securities") of MedImmune, Inc. (the "Company")

        This certificate relates to $                  principal amount of Securities owned in (check applicable box)

        ☐ book-entry or            ☐ definitive form by                          (the "Transferor").

        The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

        In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Sections 2.6 and 2.12 of the Indenture dated July 15, 2003 between the Company and The Bank of New York, as trustee (the "Indenture"), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐	Such Security is being transferred pursuant to an effective registration statement under the Securities Act; or
☐	Such Security is being transferred to the Company or a Subsidiary; or
☐	Such Security is being transferred inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act; or
☐
Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act; or
☐	Such Security is being acquired for the Transferor's own account, without transfer;

(5)
This certificate should only be included in this Security is a Transfer Restricted Security.

and unless such Security is being transferred to the Company or a Subsidiary box is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act.

DATE:	Signature(s) of Transferor

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed
Participant in a Recognized Signature

EXHIBIT B

[FORM OF RESTRICTIVE LEGEND FOR
COMMON STOCK ISSUED UPON CONVERSION]

        [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

          (1)   AGREES FOR THE BENEFIT OF MEDIMMUNE, INC. ("THE COMPANY") THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE PREDECESSOR OF THIS SECURITY AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY

            (A)  TO THE COMPANY OR ANY SUBSIDIARY THEREOF,

            (B)  PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

            (C)  PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

        PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

B-1

EXHIBIT C

        [Form of Purchase Notice]

                        ,

The Bank of New York
101 Barclay Street, 8th Floor West
New York, NY 10286
Attn: Corporate Trust Administration
Fax: 1-212-815-5707

    Re:
    MedImmune, Inc. (the "Company")
    1% Convertible Senior Notes due 2023

        This is a Purchase Notice as defined in Section 4.1 of the Indenture dated as of July 15, 2003 (the "Indenture") between the Company and The Bank of New York, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Company pursuant to Section 4.1 of the Indenture (in multiples of $1,000):

$

        I hereby agree that the Securities will be purchased on the Purchase Date pursuant to the terms and conditions specified in the Securities and the Indenture.

Signed:

C-1

EXHIBIT D

[Form of Change in Control Purchase Notice]

,

The Bank of New York
101 Barclay Street, 8th Floor West
New York, NY 10286
Attn: Corporate Trust Administration
Fax: 212-815-5707

Re:	MedImmune, Inc. (the "Company") 1% Convertible Senior Notes due 2023

        This is a Change in Control Purchase Notice as defined in Section 5.1 of the Indenture dated as of July 15, 2003 (the "Indenture") between the Company and The Bank of New York, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Company pursuant to Section 5.1 of the Indenture (in multiples of $1,000):

$

        I hereby agree that the Securities will be purchased on the Change in Control Purchase Date pursuant to the terms and conditions specified in the Securities and the Indenture.

Signed:

D-1

QuickLinks

  EXHIBIT 4.7
TABLE OF CONTENTS
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE
ARTICLE II THE SECURITIES
ARTICLE III REDEMPTION
ARTICLE IV PURCHASE OF SECURITIES AT THE OPTION OF HOLDERS ON SPECIFIC DATES
ARTICLE V
PURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE IN CONTROL
ARTICLE VI
COVENANTS
ARTICLE VII
SUCCESSOR CORPORATION
ARTICLE VIII
DEFAULTS AND REMEDIES
ARTICLE IX TRUSTEE
ARTICLE X DISCHARGE OF INDENTURE
ARTICLE XI AMENDMENTS
ARTICLE XII CONVERSION
ARTICLE XIII TAX TREATMENT
ARTICLE XIV MISCELLANEOUS
EXHIBIT A [FORM OF FACE OF SECURITY]
MEDIMMUNE, INC. 1% Convertible Senior Notes due 2023
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
[FORM OF REVERSE OF SECURITY]
ASSIGNMENT FORM
CONVERSION NOTICE
TRANSFER CERTIFICATE(5)
EXHIBIT B
[FORM OF RESTRICTIVE LEGEND FOR COMMON STOCK ISSUED UPON CONVERSION]
EXHIBIT C
EXHIBIT D
[Form of Change in Control Purchase Notice]